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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 21, 2007

                             FIRST ADVANTAGE BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)

       TENNESSEE                      1-33682              26-0401680
       ---------                      -------              ----------
(State or other jurisdiction of      (Commission          (IRS Employer
 incorporation or organization)      File Number)         Identification No.)


1430 MADISON STREET, CLARKSVILLE, TENNESSEE               37040
-------------------------------------------               -----
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (931) 522-6176
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
                ------------------------------------------

         On November 21, 2007, First Federal Savings Bank (the "Bank"), the proposed wholly-owned subsidiary of First Advantage Bancorp, executed a contract for the sale of the Bank's former headquarters property located at 200 N. Second Street in Clarksville, Tennessee. The proposed buyer, an individual, is a customer of the Bank. The Bank may extend purchase financing to the proposed buyer, although there are no binding commitments to do so at this time. The contract price is $700,000. Assuming the transaction closes according to the terms of the contract, the Bank expects to recognize an after-tax gain on the sale of approximately $190,000 during the period in which the sale is completed.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.
                ---------------------------------

         None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST ADVANTAGE BANCORP



November 27, 2007                           By: /s/Earl O. Bradley, III
                                                -------------------------------
                                                Earl O. Bradley, III
                                                Chief Executive Officer